UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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INTERGRAPH CORPORATION

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THE FOLLOWING IS A SCRIPT OF A CONFERENCE CALL HELD WITH THE GENERAL PUBLIC IN CONNECTION WITH THE MERGER
Conference Call Script 9/1/06
Conference Call Script 9/1/06
HALSEY WISE — President and CEO
Good morning and thank you for joining our call today. Also here are Reid French, our Chief Operating Officer, Anthony Colaluca, our Chief Financial Officer, Larry Laster, our Senior Vice President and Treasurer, David Lucas, our General Counsel, and Ryan Hobbs, our Director of Corporate Development.
Before we get started, let me remind you of the following:
Statements made during this conference call regarding the proposed transaction, the expected effects, timing and completion of the proposed transaction and any other statements about Intergraph’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results or events predicted in these statements may vary materially from actual results due to a number of important factors. Please see our press release for further details. Copies of these documents are available at our investor relations website, www.intergraph.com/investors.
I would like to apologize in advance that there will be no Q&A session during this call. As you are probably aware, we are limited in the amount of disclosure we can provide prior to the filing of our Proxy Statement. I encourage you all to read the Proxy Statement which will be filed with the SEC in the coming weeks. I encourage everyone to read the Proxy Statement which we expect to be filed with the SEC in the weeks ahead.
Late yesterday we announced that Intergraph signed a definitive agreement to be acquired by an investor group led by Hellman & Friedman and Texas Pacific Group. Under the terms of the agreement, Intergraph stockholders will receive $44.00 in cash for each share of Intergraph common stock, representing a 22% premium over the average closing share price

Conference Call Script 9/1/06
of Intergraph’s stock for the last twenty days. We believe this represents an excellent price for our shareholders. The total value of the transaction is approximately $1.3 billion.
Intergraph’s independent Board of Directors has unanimously approved the merger agreement and has resolved to recommend that Intergraph’s stockholders adopt the agreement. As you might expect, the transaction is subject to stockholder approval and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other required regulatory approvals, as well as satisfaction of other customary closing conditions. We anticipate that the transaction will be completed in the fourth quarter of 2006.
The transaction will be financed through a combination of debt and equity financing and cash, cash equivalents and short-term investments of Intergraph. There is no financing condition to the obligations of the equity sponsors to consummate the transaction. Goldman Sachs is acting as financial advisor to Intergraph’s Board of Directors in connection with the merger. Bass, Berry & Sims is acting as legal advisor for Intergraph.
We believe this announcement is very good news for our current stockholders, customers, partners and employees. This transaction represents the culmination of a thorough review of our standalone plan and strategic alternatives to further Intergraph’s business transformation efforts. We believe this transaction is in the best interests of our shareholders and underscores the significant operational and financial improvements Intergraph has made over the past three years.
We are fortunate that our proposed new investors, Hellman & Friedman and Texas Pacific Group, are leading global private equity firms with tremendous capital strength, significant expertise in software and technology and proven track records of building leading global companies. Both H&F and TPG share our commitment to accelerate Intergraph’s growth initiatives consistent with our ‘Now’-’Next’-’After Next’ business transformation plan.

Conference Call Script 9/1/06
We believe the transaction will enable us to (1) accelerate our business transformation mission, (2) focus and build a growth-oriented future, and (3) expand our history of technical innovation. Intergraph remains committed to our Strategic Plan, customer base and target markets as we continue to invest in our customers, people and technology. We will continue to focus on providing the high-level of service that our customers have become accustomed to and delivering leading-edge technologies to our core markets where we believe we have differentiated capabilities. This transaction underscores the progress of Intergraph’s business transformation efforts and represents an endorsement of our Strategic Plan.
I attribute our business transformation to the hard work of the people of Intergraph, whose determination and dedication to our mission have made Intergraph’s recent progress possible. This transaction is an endorsement to the quality of Intergraph’s employees, who should be proud of what they have achieved, and we thank them for their efforts. For them, and for all of us at Intergraph, it will be business as usual. Upon completion of the transaction, we believe our current senior management team will continue to lead the Company forward as we execute on our Strategic Plan in the future.
Let me conclude by extending thanks to our many long-time shareholders for their support and advice over the years, and to the research analysts who have followed Intergraph. It is with great pride and a sense of accomplishment that the shareholders who invested in Intergraph and in our business transformation and value creation plans will have realized a 100% return over a three year period at the closing of this transaction. This performance was made possible by our people being united in our mission and purpose. We thank you for your time this morning and continued interest in and support of Intergraph.
Important Additional Information will be Filed with the SEC
In connection with the proposed merger, Intergraph will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security

Conference Call Script 9/1/06
holders may obtain a free copy of the proxy statement (when available) and other documents filed by Intergraph at the Securities and Exchange Commission’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Intergraph by directing such request to Intergraph, Attention: Investor Relations, telephone: 1-256-730-2701.
Intergraph and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Intergraph’s participants, which may be different from those of Intergraph’s stockholders generally, in the solicitation is set forth in Intergraph’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.